EXHIBIT 30(a)(i)

I, Joyce R. Leibowitz the undersigned, Assistant Secretary of Pruco Life
Insurance Company of New Jersey, do hereby certify that the following is a true copy of a resolution duly adopted by Written Unanimous Consent of the Executive
Committee of the Board of Directors of said Company on the 29th day of December,
1982 and that the said resolution is in full force and effect at this date:

RESOLVED, that, subject to the approval of the Commissioner of
Insurance of the State of New Jersey, the Company hereby establishes, pursuant to Section 17B:28-7 of the Revised Statutes of New Jersey, a
variable contract account to be designated initially as the "Pruco Life
Variable Insurance Account" (hereinafter in these resolutions referred to as the "Account"); and

FURTHER RESOLVED, that the Company shall receive and hold in the
Account amounts arising from (i) purchase payments made pursuant to certain
Variable Life Insurance Contracts of the Company ("Variable Contracts"),
sold as part of its Variable Life Insurance Program and (ii) such assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under Variable Contracts and lodged in the Account, and such amounts and the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such Variable Contracts, in shares of the Pruco Life Series Fund, Inc., an open-end diversified management investment company of the series type, at the net asset value of such shares at the time of acquisition; and

FURTHER RESOLVED, that the Account shall be registered as a unit investment trust under the Investment Company Act of 1940, and that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission a registration statement, on behalf of the Account, as registrant, under the Investment Company Act of 1940, ("Investment Company Act
Registration"), and to sign and file, or cause to be filed, an application for an order under Section 6(c) of the Investment Company Act of 1940 for such exemptions from the provisions of that Act as may be necessary or desirable ("Investment Company Act Application"); and

FURTHER RESOLVED, that the Company shall as part of its Variable Life
Insurance Program sell contracts on a variable basis to be known as
Variable Life Insurance Contracts, and that the proper officers of the
Company be and they hereby are authorized to sign and file, or cause to be filed, with the Securities and Exchange Commission, on behalf of the
Company, as issuer, a registration statement, including the financial statements and schedules, exhibits and form of prospectus required as a part thereof, for the registration of the offering and sale of such
Variable Life Insurance Contracts, to the extent they represent participating interests in the Account, under the Securities Act of 1933
("Securities Act Registration"); and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Investment Company Act Registration,
Investment Company Act Application and Securities Act Registration as they may find necessary or advisable from time to time; and

FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to such Investment Company Act
Registration, Investment Company Act Application and Securities Act
Registration, may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer

EXHIBIT 30(a)(i)
to sign his name thereto; and

FURTHER RESOLVED, that the Secretary of the Company be and she hereby is appointed agent of the Company to receive any and all notices and communications from the Securities and Exchange Commission relating to such
Investment Company Act Registration, Investment Company Act Application and
Securities Act Registration and any and all amendments thereto; and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to take whatever steps may be necessary or desirable to comply with such of the laws and regulations of the several states as may be applicable to the Company's Variable Life Insurance Program; and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable, including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of the foregoing resolutions or any of them.

In Witness Whereof, I have hereunto affixed my official signature and the seal of said Company, this 5th day of January, 1983.

/s/ SPECIMEN
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Assistant Secretary